EXHIBIT 99

TRUSTCO BANK CORP NY

TrustCo Bank Corp NY
2023 Equity Awards

2023 Officer Awards

Officer	Restricted Unit Awards	Performance Unit Awards
		Threshold	Target	Max
R McCormick	12,551	4,707	18,826	28,239

R Leonard	4,799	1,800	7,199	10,799

M Ozimek	3,322	1,246	4,984	7,476
K Curley	3,322	1,246	4,984	7,476